UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2006

Science Applications International Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-12771	95-3630868
(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Campus Point Drive, San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 826-6000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Key Executive Stock Deferral Plan.

On March 30, 2006, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Science Applications International Corporation (the “Company”) amended the Company’s Key Executive Stock Deferral Plan (the “KESDP”) (i) to allow participants to make changes to their existing payment elections under the KESDP prior to December 31, 2006 in reliance on the transition rules issued by the Internal Revenue Service under Section 409A of the Internal Revenue Code (“Section 409A”) and (ii) to conform certain administrative and other provisions of the KESDP with corresponding provisions of other plans maintained by the Company.

The foregoing description of the amendment to the KESDP does not purport to be complete and is qualified in its entirety by reference to the complete text of the amendment filed as Exhibit 10.1 to this Current Report on Form 8-K.

Amendment and Restatement of Management Stock Compensation Plan.

On March 30, 2006, the Committee amended and restated the Company’s Management Stock Compensation Plan (the “MSCP”) to comply with certain provisions of Section 409A and to make certain other changes described below. Specifically, as required by Section 409A and related rules and proposed regulations, the MSCP was amended to provide that (i) participants must generally elect within 30 days after the grant of an award under the MSCP to receive a lump sum distribution or installments over five years if the participant’s separation from service is on or after age 59  1/2 (subject to certain limited rights to change such form of distribution or to accelerate payment in the event of a financial hardship), (ii) the Company’s ability to terminate the MSCP in the event of a change of control requires at least a 35% change in stock ownership (instead of 25% as previously provided in the MSCP) and (iii) in the event shares of the Company’s stock become publicly traded on an established exchange, distributions to certain key employees on account of separation from service must be delayed for six months following separation from service. In addition, the MSCP was amended (a) to provide for the immediate payout of a certain “Capital Restructuring Dividend,” if any is declared, (b) to provide that interests in the MSCP may be comprised of book entry units without holding corresponding shares in a trust, (c) to provide that vested benefits generally will be distributed in a lump sum upon a participant’s separation from service (unless the participant’s separation from service occurs on or after age 59  1/2, in which case the participant may elect at the time of the initial deferral election to receive a distribution in a lump sum or in installments over five years), (d) to allow participants to make changes to certain of their existing payment elections under the MSCP prior to December 31, 2006 in reliance on the transition rules under Section 409A, (e) to provide that all benefits shall be paid in shares of the Company’s stock (as opposed to cash or shares in the Company’s discretion), (f) to provide that units under the MSCP may represent any class of voting stock of the Company, (g) to provide that arbitration costs are borne by the Company and (h) to conform certain administrative and other provisions of the MSCP with the corresponding provisions of other plans maintained by the Company.

The foregoing description of the amendments to the MSCP does not purpose to be complete and is qualified in its entirety by reference to the complete text of the MSCP filed as Exhibit 10.2 to this Current Report on Form 8-K.

Amendment and Restatement of Stock Compensation Plan.

On March 30, 2006, the Committee amended and restated the Company’s Stock Compensation Plan (the “SCP”) to comply with certain provisions of Section 409A and to make certain other changes described below. Specifically, as required by Section 409A and related rules and proposed regulations, the SCP was amended to provide that (i) the Company’s ability to terminate the SCP in the event of a change of control requires at least a 35% change in stock ownership (instead of 25% as previously provided in the SCP) and (ii) in the event shares of the Company’s stock become publicly traded on an established exchange, distributions to certain key employees on account of separation from service must be delayed for six months following separation from service. In addition, the SCP was amended (a) to provide for the immediate payout of a certain “Capital Restructuring Dividend,” if any is declared, (b) to provide that interests in the SCP may be comprised of book entry units without holding corresponding shares in a trust, (c) to provide that benefits shall be distributed in a lump sum upon vesting, (d) to provide that all benefits shall be paid in shares of the Company’s stock (as opposed to cash or shares in the Company’s discretion), (e) to provide that units under the SCP may represent any class of voting stock of the Company, (f) to provide that arbitration costs are borne by the Company and (g) to conform certain administrative and other provisions of the SCP with the corresponding provisions of other plans maintained by the Company.

The foregoing description of the amendments to the SCP does not purpose to be complete and is qualified in its entirety by reference to the complete text of the SCP filed as Exhibit 10.3 to this Current Report on Form 8-K.

Amendment and Restatement of Keystaff Deferral Plan.

On March 30, 2006, the Committee amended and restated the Company’s Keystaff Deferral Plan (the “KDP”) to comply with certain provisions of Section 409A and to make certain other changes described below. Specifically, as required by Section 409A and related rules and proposed regulations, the KDP was amended to provide that (i) participants must generally elect at the time of their initial deferral election the form of distribution to be received under the KDP in the event of the participant’s death or retirement on or after age 59  1/2 (subject to certain limited rights to change such form of distribution or to accelerate payment in the event of a financial hardship) and (ii) in the event shares of the Company’s stock become publicly traded on an established exchange, distributions to certain key employees on account of separation from service must be delayed for six months following separation from service. In addition, the KDP was amended (a) to confirm that all accounts under the KDP will be credited with earnings at the “Moody’s” rate less 1%, (b) to provide that benefits generally will be distributed in a lump sum upon a separation from service (unless a participant dies while employed and after attaining age 59  1/2 or retires on or after age 59  1/2, in which case the participant can elect to receive a distribution in a lump sum or in installments over five, 10 or 15 years), (c) to allow participants to change certain existing payment elections prior to December 31, 2006 in reliance on the transition rules under Section 409A, (d) to provide for the distribution of all plan benefits in the event of a change of control of the Company, which is defined generally as the acquisition of more than 35% of the Company’s stock, (e) to provide that arbitration costs are borne by the Company and (f) to conform certain administrative and other provisions of the KDP with the corresponding provisions of other plans maintained by the Company.

The foregoing description of the amendments to the KDP does not purpose to be complete and is qualified in its entirety by reference to the complete text of the KDP filed as Exhibit 10.4 to this Current Report on Form 8-K.

Adoption of Form of Stock Restriction Agreement of MSCP and/or KESDP.

On March 30, 2006, the Committee approved and adopted a revised form of Stock Restriction Agreement for the Company’s MSCP and/or KESDP. The form of agreement was revised (i) to combine the forms of stock restriction agreement for each of the MSCP and KESDP into one form of agreement and (ii) to extend the Company’s right to repurchase Company stock distributed under the MSCP to 210 days after distribution of such shares.

The foregoing description of the revised form of Stock Restriction Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the form of Stock Restriction Agreement filed as Exhibit 10.5 to this Current Report on Form 8-K.

Adoption of Form of Stock Restriction Agreement of Bonus Compensation Plan.

On March 30, 2006, the Committee approved and adopted a revised form of Stock Restriction Agreement for the Company’s Bonus Compensation Plan. The form of agreement was revised (i) to delete the requirement for the awardee to execute and return the agreement, (ii) to replace language regarding issuance of stock certificates with language regarding issuance of shares in electronic form and (iii) to include an additional right to repurchase the stock upon termination six months after vesting.

The foregoing description of the revised form of Stock Restriction Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the form of Stock Restriction Agreement filed as Exhibit 10.6 to this Current Report on Form 8-K.

Adoption of Form of Stock Option Agreement of 1999 Stock Incentive Plan.

On March 30, 2006, the Committee approved and adopted a revised form of Stock Option Agreement for the Company’s 1999 Stock Incentive Plan. The form of agreement was revised (i) to delete the requirement for the optionee to execute and return the agreement, (ii) to include language regarding the procedures for exercise (including stock for stock exercises) and (iii) to clarify and conform the language regarding the acceleration of the option upon permanent disability.

The foregoing description of the revised form of Stock Option Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the form of Stock Option Agreement filed as Exhibit 10.7 to this Current Report on Form 8-K.

Summary of Outside Director Compensation.

On March 30, 2006, the Committee established the compensation schedule for the Company’s outside directors as follows:

Board meeting fee: $1,500 for each board meeting attended

Committee meeting fee: $2,000 for each committee meeting attended

Committee Chair retainer (other than the Audit Committee): $10,000 per year

Audit Committee Chair retainer: $15,000 per year

Lead Director retainer: $10,000 per year for the Lead Director

This compensation schedule became effective as of February 1, 2006, the first day of the Company’s fiscal year. The directors are eligible to defer their fees into the Company’s Keystaff Deferral Plan and Key Executive Stock Deferral Plan.

Performance Goals and Targets.

On March 21, 2006, the Committee finalized and approved certain performance goals and targets applicable to certain cash and stock bonus awards that its executive officers are eligible to earn for fiscal year 2007 pursuant to the Company’s Bonus Compensation Plan, as restated July 9, 1999 (the “Bonus Plan”) and 1999 Stock Incentive Plan (the “Stock Plan”). Target bonuses for executive officers were set as a target amount, which range up to 125% of base salary, depending on the executive officer’s position with the Company.

On March 30, 2006, the Committee approved revisions to the performance goals and targets applicable to certain cash and stock bonus awards that the Chief Executive Officer and Chief Operating Officer are eligible to earn for fiscal year 2007 pursuant to the Bonus Plan and the Stock Plan. For the Chief Executive Officer and Chief Operating Officer, 70% of the total target award will be determined according to the Company’s achievement of the following financial performance goals for fiscal year 2007, as measured against the Company’s financial plan: 20% will depend upon the Company’s revenue, 25% will depend upon the Company’s operating income, 15% will depend upon the Company’s operating income margin, 20% will depend upon the Company’s operating cash flow and 20% will depend upon the level of the Company’s contract awards. The remaining 30% of the total target award is based upon the achievement of certain individual performance objectives.

Actual amounts payable under the Bonus Plan and the Stock Plan can range from 0 to 150% of the target amount, based upon the extent to which performance under each of the foregoing criteria meets, exceeds or is below target.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Amendment to Registrant’s Key Executive Stock Deferral Plan.

10.2	Registrant’s Management Stock Compensation Plan, as amended and restated effective January 1, 2005.

10.3	Registrant’s Stock Compensation Plan, as amended and restated effective January 1, 2005.

10.4	Registrant’s Keystaff Deferral Plan, as amended and restated effective January 1, 2005.

10.5	Form of Stock Restriction Agreement of Registrant’s Management Stock Compensation Plan and/or Key Executive Stock Deferral Plan.

10.6	Form of Stock Restriction Agreement of Registrant’s Bonus Compensation Plan.

10.7	Form of Stock Option Agreement of Registrant’s 1999 Stock Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)	SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

Date: April 3, 2006	By	/s/ DOUGLAS E. SCOTT
Douglas E. Scott
	Its:	Senior Vice President, General Counsel and Secretary